Execution Copy
















                             SASSCO FASHIONS, LTD.

                                  $110,000,000

                         12.75% SENIOR NOTES, DUE 2004






                                   INDENTURE

                            DATED AS OF JUNE 4, 1997








                       IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee







                               TABLE OF CONTENTS


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         Section 1.1.    Definitions..............................     1

         Section 1.2.    Terms Defined in TIA.....................    16

         Section 1.3.    Rules of Construction....................    16


                                     ARTICLE 2
                                   THE SECURITIES

         Section 2.1.    Form and Dating..........................    16

         Section 2.2.    Execution and Authentication.............    16

         Section 2.3.    Terms....................................    17

         Section 2.4.    Registrar and Paying Agent...............    18

         Section 2.5.    Paying Agent to Hold Money in Trust......    18

         Section 2.6.    Securityholder Lists.....................    19

         Section 2.7.    Transfer and Exchange....................    19

         Section 2.8.    Replacement Securities...................    20

         Section 2.9.    Outstanding Securities...................    20

         Section 2.10.   Treasury Securities......................    20

         Section 2.11.   Temporary Securities.....................    21

         Section 2.12.   Cancellation.............................    21

         Section 2.13.   Defaulted Interest.......................    21

         Section 2.14.   Home Office Payment Agreements...........    22

         Section 2.15.   Deposit of Moneys........................    22

         Section 2.16.   CUSIP Number and Private
                         Placement Number.........................    23










                                     ARTICLE 3
                                     REDEMPTION

         Section 3.1.    Certain Notices to Trustee...............    23

         Section 3.2.    Selection of Securities to Be Redeemed...    23

         Section 3.3.    Notice of Redemption.....................    24

         Section 3.4.    Effect of Notice of Redemption...........    25

         Section 3.5.    Deposit of Redemption Price..............    25

         Section 3.6.    Securities Redeemed in Part..............    26

         Section 3.7.    Optional Redemption......................    26


                                     ARTICLE 4
                                     COVENANTS

         Section 4.1.    Payment of Securities....................    26

         Section 4.2.    Maintenance of Office or Agency..........    27

         Section 4.3.    Corporate Existence......................    27

         Section 4.4.    Payment of Taxes and Other Claims........    28

         Section 4.5.    Maintenance of Properties; Insurance;
                         Books and Records; Compliance with Law...    28

         Section 4.6.    Compliance Certificates..................    29

         Section 4.7.    Reports..................................    30

         Section 4.8.    Limitation on Additional Indebtedness....    32

         Section 4.9.    Limitation on Investments................    33

         Section 4.10.   Limitation on Liens......................    33

         Section 4.11.   Limitation on Restricted Payments........    35

         Section 4.12.   Change of Control........................    36

         Section 4.13.   Limitations on Transactions with
                         Affiliates...............................    39

         Section 4.14.   Compliance with ERISA....................    39










         Section 4.15.   Limitation on Dividend and Other Payment
                         Restrictions Affecting Subsidiaries......    40

         Section 4.16.   Conflicting Agreements...................    40

         Section 4.17.   Liquidation..............................    41

         Section 4.18.   Stay, Extension and Usury Laws...........    41

         Section 4.19.   Fiscal Year..............................    42

         Section 4.20.   Limitations on Consolidations,
                         Mergers and Certain Asset Sales..........    42

         Section 4.21.   Limitations on Sale of Assets............    42

         Section 4.22.   Change in Business.......................    43


                                     ARTICLE 5
                               DEFAULTS AND REMEDIES

         Section 5.1.    Events of Default........................    43

         Section 5.2.    Acceleration.............................    46

         Section 5.3.    Other Remedies...........................    46

         Section 5.4.    Waiver of Past Defaults..................    47

         Section 5.5.    Control by Majority......................    47

         Section 5.6.    Limitation on Suits......................    47

         Section 5.7.    Rights of Holders to Receive Payment.....    48

         Section 5.8.    Collection Suit by Trustee...............    48

         Section 5.9.    Trustee May File Proofs of Claim.........    49

         Section 5.10.   Priorities...............................    49

         Section 5.11.   Undertaking for Costs....................    50


                                     ARTICLE 6
                                      TRUSTEE

         Section 6.1.    Duties of Trustee........................    50











         Section 6.2.    Rights of Trustee........................    52

         Section 6.3.    Trustee's Disclaimer.....................    52

         Section 6.4.    Notice of Defaults.......................    53

         Section 6.5.    Compensation and Indemnity...............    53

         Section 6.6.    Trustee Not Responsible for Recitals,
                         Disposition of Securities or Applica-
                         tion of Proceeds Thereof.................    54

         Section 6.7.    Trustee and Agents May Hold Securities;
                         Collections, etc.........................    54

         Section 6.8.    Replacement of Trustee...................    54

         Section 6.9.    Successor Trustee by Merger, etc.........    55

         Section 6.10.   Eligibility..............................    56

         Section 6.11.   Appointment of Co-Trustee................    56

         Section 6.12.   Reports by Trustee to Holders............    56

         Section 6.13.   Preferential Collection of Claims
                         Against Company..........................    56

         Section 6.14.   Communication by Holders with Other
                         Holders..................................    57


                                     ARTICLE 7
                                     AMENDMENTS

         Section 7.1.    Without Consent of Holders...............    57

         Section 7.2.    With Consent of Holders..................    58

         Section 7.3.    Revocation and Effect of Consents........    59

         Section 7.4.    Notation on or Exchange of Securities....    59

         Section 7.5.    Trustee to Sign Amendments, etc..........    60


                                     ARTICLE 8
                               DISCHARGE OF INDENTURE

         Section 8.1.    Termination of Company's Obligations.....    60










         Section 8.2.    Application of Trust Money...............    62

         Section 8.3.    Repayment to the Company.................    62

         Section 8.3.    Reinstatement............................    63


                                     ARTICLE 9
                         MEETINGS OF HOLDERS OF SECURITIES

         Section 9.1.    Purposes of Meetings.....................    63

         Section 9.2.    Call of Meetings by Trustee..............    64

         Section 9.3.    Call of Meetings by Company or
                         Security Holders.........................    64

         Section 9.4.    Persons Entitled to Vote at Meeting......    64

         Section 9.5.    Regulations for Meeting..................    65

         Section 9.6.    Proof of Execution of Instruments
                         and of Holding Securities................    65


                                     ARTICLE 10
                                   MISCELLANEOUS

         Section 10.1.   Conflict with Trust Indenture Act........    66

         Section 10.2.   Notices..................................    66

         Section 10.3.   Table of Contents, Headings, etc.........    68

         Section 10.4.   Certificate and Opinion as to Conditions
                         Precedent................................    68

         Section 10.5.   Statements Required in Certificate.......    68

         Section 10.6.   Rules by Trustee and Agents..............    68

         Section 10.7.   Legal Holidays...........................    69

         Section 10.8.   No Recourse Against Others...............    69

         Section 10.9.   Governing Law; Submission
                         to Jurisdiction..........................    69

         Section 10.10.  No Adverse Integration of Other
                         Agreements...............................    70










         Section 10.11.  Successors...............................    70

         Section 10.12.  Severability.............................    70

         Section 10.13.  Counterpart Originals....................    70

         Section 10.14.  Accounting Terms.........................    70

         Section 10.15.  Transfers of Securities..................    71


         Exhibits:

         Exhibit A       Form of Securities














































                   INDENTURE dated as of June 4, 1997 between Sassco Fashions, Ltd., a Delaware corporation ("Company"), and IBJ Schroder Bank and Trust Company, as trustee ("Trustee").

                   The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of 12.75% Senior Notes, Due 2004.

                   All things necessary have been done to make the Se-curities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company.

                   Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                   Section 1.1.  Definitions.

                   "Accounts" shall mean, with respect to any Person, any "account" (as such term is defined in Section 9-106 of the UCC) now owned or hereafter acquired by such Person and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to such Person (including, without limitation, under any trade name, style or division thereof) arising out of goods leased or sold or services rendered by such Person (in-cluding, without limitation, any such obligation which might be characterized as an account or contract right under the
         UCC), (ii) all of such Person's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services and all of such Person's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, re-plevin, reclamation and stoppage in transit and rights to re-turned, reclaimed or repossessed goods), (iii) all moneys due or to become due to such Person under all contracts for the sale or lease of goods or the performance of services or any such activities by such Person (whether or not yet earned by performance on the part of such Person or in connection with any other transaction), now in existence or hereafter occur-ring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all







         collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                   "Accumulated Funding Deficiency" has the meaning set forth in Section 302 of ERISA.

                   "Affiliate" means (i) any Person directly or indi-rectly controlling or controlled by or under direct or indi-rect common control with the Company or any other obligor upon the Securities, (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in (i) above, (iii) any trust in which any such Persons described in clause (i) or (ii) above has a ben-eficial interest and (iv) any corporation or other organi-zation of which any such Persons described in clause (i),
         (ii) or (iii) above collectively own more than 50% of the eq-uity of such entity. For purposes of this definition, "con-trol" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting secu-rities, by contract or otherwise. The terms "controlled" and "controlling" have meanings correlative to the foregoing.

                   "Affiliate Transaction" has the meaning set forth in Section 4.13.

                   "Agent" means any Registrar, Paying Agent or co-registrar.

                   "Appraiser" means a Person who in the course of its business appraises property and, where Real Property is in-volved, who is a member in good standing of the American In-stitute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable Real Property is situated, reasonably acceptable to the Trustee.

                   "Asset Sale" means any direct or indirect sale, conveyance, exchange, transfer, lease or other disposition to any Person, in one transaction or a series of related trans-actions, of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or asset of the Company or any Subsidiary of the Company.

                   "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

                   "Board of Directors" means the Board of Directors of the Company or any authorized committee of such Board of Directors.











                   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certi-fication, and delivered to the Trustee.

                   "Book Value" means, with respect to any property or asset of the Company, the value ascribed to such property or asset on the Company's books of record and account in the manner required by GAAP.

                   "Business Day" means any day other than a Saturday, a Sunday or a Legal Holiday.

                   "Capital Lease" means, at the time any determina-tion thereof is to be made, any lease of any property, real or personal, in respect of which the present value of the minimum rental commitment must be capitalized on a balance sheet of the lessee in accordance with GAAP.

                   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the lia-bility in respect of a Capital Lease which would at such time be so required to be capitalized on such balance sheet in ac-cordance with GAAP.

                   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                   "Cash Equivalents" means, at any time (i) any evi-dence of Indebtedness with a maturity of 180 days or less is-sued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, however, that the full faith and credit of the United States of America is pledged in support thereof);
         (ii) certificates of deposits or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and a minimum rating from Moody's Investors Ser-vice, Inc. of at least single A; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (ex-cept an Affiliate) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at











         least P-1 by Moody's Investors Service, Inc.; and (iv) repur-chase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depositary In-stitutions with Securities and Others, as adopted by the Com-ptroller of the Currency.

                   "Change of Control" means the occurrence of any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as de-fined in Rule 13d-3 under the Exchange Act), directly or in-directly, of 50 percent or more of the aggregate voting power of the Capital Stock of the Company, other than a group con-trolled by Arthur S. Levine.

                   "Change of Control Offer" has the meaning set forth in Section 4.12(a).

                   "Change of Control Payment Date" has the meaning set forth in Section 4.12(a).

                   "Change of Control Price" has the meaning set forth in Section 4.12(a).

                   "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA.

                   "Company" means Sassco Fashions, Ltd., a Delaware corporation.

                   "Competitor" means (i) any Person which is engaged in the business of manufacturing, distributing or selling women's apparel or (ii) any "Affiliate" as such term is de-fined in Rule 405 promulgated pursuant to the Securities Act of 1933.

                   "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any ordi-nary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in com-puting such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Sub-sidiaries for such period, to the extent that such provision










         for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amorti-zation and other non-cash charges were deducted in computing such Consolidated Net Income.

                   "Consolidated EBIT" means, with respect to any Per-son for any period, the Consolidated Net Income of such Per-son for such period increased (to the extent deducted in de-termining Consolidated Net Income) by the sum of: (i) all income taxes of such Person and its Subsidiaries provided in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses and other than deferred taxes); (ii) all interest expense of such Person and its Subsidiaries paid, accrued or capitalized in accordance with GAAP (net of any interest in-come of such Person and its Subsidiaries) for such period and
         (iii) all foreign currency losses less foreign currency gains of such Person and its Subsidiaries for such period.

                   "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated EBIT of such Person for such period plus depreciation and amortization and any other non-cash charges for such period to the extent deducted in determining the Consolidated EBIT of such Person and its Subsidiaries for such period.

                   "Consolidated Interest Coverage Ratio" means, with respect to any Person, the ratio of (i) Consolidated EBITDA of such Person for the four full fiscal quarters that immedi-ately precede the date of the transaction or other circum-stance giving rise to the need to calculate the Consolidated










         Interest Coverage Ratio (the "Transaction Date") to (ii) all cash and non-cash interest expense of such Person and its Subsidiaries determined in accordance with GAAP (net of any interest income of such Person and its Subsidiaries and ex-clusive of amortization of deferred financing fees of such Person and its Subsidiaries) and the aggregate amount of cash dividends or other distributions declared or paid on Capital Stock (other than common stock) of such Person and its Sub-sidiaries, in each case for such four full fiscal quarter pe-riod. In addition to and without limitation of the forego-ing, for purposes of this definition, "Consolidated EBITDA" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any In-debtedness of such Person or any of its Subsidiaries at any time during the period (the "Reference Period") (A) commenc-ing on the first day of the four full fiscal quarter period that precedes the Transaction Date and (B) ending on and in-cluding the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; provided, however, that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed In-debtedness as if such Person or Subsidiary had directly in-curred such guaranteed Indebtedness.

                   "Consolidated Net Income" means, with respect to any Person for any period, the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that
         (i) the net income of any Person other than a Subsidiary of such Person (the "Other Person") shall be included to the ex-tent of the amount of cash dividends or distributions paid by the Other Person to such Person or a Subsidiary of such Per-son, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of the acquisition of such Person shall be excluded, (iii) ex-traordinary gains and losses shall be excluded, (iv) any non-cash charges resulting from the application of, and compli-ance with, Statement of Financial Accounting Standards No. 106 or any similar accounting standard adopted by the Company shall be excluded, and (v) gains (net of related income taxes) realized from Asset Sales shall be excluded.

                   "Consolidated Total Assets" means, with respect to any Person, the total consolidated assets of such Person as shown on the most recent balance sheet of such Person.











                   "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 9.3 or such other address as the Trustee may give notice of to the Com-pany.

                   "Co-Trustee" means any Person appointed by the Trustee pursuant to Section 6.11.

                   "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

                   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                   "Default Interest" has the meaning set forth in
         Section 4.1.

                   "Default Rate" has the meaning set forth in Section
         4.1.

                   "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or pri-or to, the Maturity Date of the Securities.

                   "Effective Date" means the date of this Indenture.

                   "Equity Offering" means an underwritten public of-fering of Capital Stock of the Company.

                   "ERISA" means the Employee Retirement Income Secu-rity Act of 1974 and the rules and regulations issued there-under, as amended from time to time.

                   "ERISA Affiliate" means, in relation to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regu-lations promulgated under Section 414 of the Internal Revenue Code.

                   "ERISA Termination Event" means (i) a Reportable Event, or (ii) the withdrawal of the Company or any of its respective ERISA Affiliates from a Plan during a plan year










         including Plans in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to adminis-ter, any Plan.

                   "Event of Default" has the meaning set forth in
         Section 5.1.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   "Fair Market Value" or "fair value" means, with re-spect to any asset or property, the price which could be ne-gotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Reso-lution delivered to the Trustee except (i) any determination of Fair Market Value made with respect to any Real Property shall be made by an Appraiser and (ii) as otherwise indicated in this Indenture.

                   "Fiscal Year" means the fiscal year of the Company and its Subsidiaries which ends on December 31.

                   "GAAP" means generally accepted accounting princi-ples set forth in the opinions and pronouncements of the Ac-counting Principles Board of the American Institute of Cer-tified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a sig-nificant segment of the accounting profession of the United States, which are applicable as of the date of determination.

                   "Governmental Authority" means any nation or gov-ernment, any state or political subdivision thereof and any entity exercising elective, legislative, judicial, regulatory or administrative functions of or pertaining to any govern-ment.

                   "Guaranty" or "guaranty" means, as applied to any obligation, (a) a guaranty (other than (i) by endorsement of negotiable instruments for collection in the ordinary course










         of business, and (ii) a Performance Guaranty), direct or in-direct, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or per-formance (or payment of damages in the event of nonperfor-mance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit, but excluding any Performance Guaranty. The amount of a guaranty shall be deemed to be the maximum amount of the obligation guarantied for which the guarantor could be held liable under such guaranty.

                   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency ex-change or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or inter-est rate collar agreements and (ii) other agreements or ar-rangements designed to protect such Person against fluctua-tions in currency exchange or interest rates.

                   "Holder" means a Person in whose name a Security is registered.

                   "Incur" or "incur" has the meaning set forth in
         Section 4.8.

                   "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations for borrowed money,
         (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capital Lease Obliga-tions, (iv) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable or accrued expenses arising in the ordinary course of business), (v) all obligations is-sued or contracted for as payment in consideration of the purchase by such Person of the stock or substantially all the assets or a merger or consolidation, (vi) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (but ex-cluding trade letters of credit issued in support of trade account payables arising in the ordinary course of business and performance letters of credit), (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise, and
         (viii) all obligations of the type referred to in clauses (i)










         through (vii) of other Persons which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured.

                   "Indenture" means this Indenture as supplemented, amended or otherwise modified from time to time.

                   "Independent" when used with respect to any speci-fied Person means such a Person who (a) is in fact indepen-dent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be fur-nished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of rea-sonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

                   "Institutional Holder" means any bank, trust com-pany, insurance company, pension fund, investment company or other financial institution, including, without limitation, any "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act, which is or becomes a Holder.

                   "interest," when used with respect to any Security, means the amount of all interest accruing on such Security at the stated interest rate and all interest accruing on such Security at the Default Rate in accordance with Section 4.1.

                   "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

                   "Inventory" shall mean, with respect to any Person, any "inventory" (as such term is defined in Section 9-109(4) of the UCC) now owned or hereafter acquired by such Person, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other per-sonal property now owned or hereafter acquired by such Person which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business, or the











         processing, packaging, delivery or shipping of the same, and all finished goods.

                   "Issue Date" means the date on which the Securities are issued.

                   "Legal Holiday" means any day on which banking in-stitutions in New York, New York are required or authorized by law or other governmental action to be closed.

                   "Lien" means, with respect to any asset or prop-erty, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind or nature whatsoever in re-spect of such asset or property, whether or not filed, re-corded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any ju-risdiction).

                   "Maturity Date" means, when used with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to Section 5.2).

                   "Multiemployer Plan" means a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                   "Net Cash Proceeds" means, with respect to any As-set Sale or Equity Offering, the aggregate amount of (i) cash received by the Company or such Subsidiary, as the case may be, from such Asset Sale or Equity Offering, after (a) provi-sion for all income or other taxes payable as a result of such Asset Sale or Equity Offering, and (b) payment of all brokerage commissions and other reasonable fees and expenses related to such Asset Sale or Equity Offering and (ii) Cash Equivalents, promissory notes or readily marketable debt or equity securities received by the Company or such Subsidiary, as the case may be, from such Asset Sale or Equity Offering, but only in amounts equal to cash received on account of the liquidation or payment of such notes or securities when and as received.

                   "Obligations" means, collectively, all of the In-debtedness, obligations and liabilities whether direct or in-direct, joint or several, actual, absolute or contingent, ma-tured or unmatured, liquidated or unliquidated, secured or











         unsecured, arising by contract, operation of law or other-wise, including any principal, interest (including post-peti-tion interest), premiums, penalties and fees, of the Company or any Subsidiary thereof payable under the documentation governing any such Indebtedness.

                   "Officers" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-Pres-ident of the Company.

                   "Officers' Certificate" means a certificate signed by two Officers.

                   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any other obligor upon the Securities or to the Trustee.

                   "Paying Agent" has the meaning set forth in Section
         2.4.

                   "Payment Default" has the meaning set forth in Sec-tion 5.1(7).

                   "PBGC" means the Pension Benefit Guaranty Corpora-tion, or any successor thereto.

                   "Performance Guaranty" means, in respect of the Company or any of its Subsidiaries, contingent obligations arising from the issuance of performance guaranties, assur-ances, indemnities, bonds, letters of credit or similar agreements in the ordinary course of business in respect of the contracts (other than for borrowed money) of the Company or any of the Subsidiaries of the Company for the benefit of surety companies or for the benefit of others to induce such others to forgo the issuance of a surety bond in their favor.

                   "Permitted Investments" means (i) Restricted In-vestments in existence as of the date hereof, (ii) certifi-cates of deposit with final maturities of one year or less issued by commercial banks chartered in the United States of America (a "Commercial Bank") with capital and surplus in ex-cess of $100,000,000, (iii) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Corporation, (iv) direct obligations issued by the United States of America or any agency thereof with a maturity not more than one year from the date of acquisition,
         (v) money market preferred stock rated A or above, (vi) tax-exempt floating rate option tender bonds, backed by a letter of credit issued by a Commercial Bank rated AA by Standard &










         Poor's Corporation or Aa by Moody's Investors Service, Inc. and (vii) equity or debt investments in wholly-owned Subsid-iaries with lines of business similar to that of the Company or any of its Subsidiaries' existing lines of business.

                   "Person" means any individual, corporation, part-nership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                   "Plan" means, at any particular time any employee benefit plan, as defined in Section 3(3) of ERISA, in respect of which the Company or any of its ERISA Affiliates or a Com-monly Controlled Entity is (or, if such plan were terminated at which time, would under Section 4069 of ERISA be deemed to
         be) an "employer" as defined in Section 3(5) of ERISA.

                   "principal" of a debt security means the principal of the security.

                   "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA.

                   "Real Property" means any interest in any real pro-perty or any portion thereof whether owned in fee or leased or otherwise owned.

                   "Redemption Price" means, with respect to any Secu-rity to be redeemed, the principal and premium, if any, plus accrued interest on such Security as of the date fixed for such redemption by or pursuant to this Indenture.

                   "Registrar" has the meaning set forth in Section
         2.4.

                   "Reorganization Plan" means the Fourth Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and Creditors' Committee, in the jointly administered chapter 11 reorganization cases commenced by The Leslie Fay Companies, Inc. and its Subsidiaries, Chapter 11 Case No. 93B 41724 (TLB), confirmed by order of the United States Bank-ruptcy Court for the Southern District of New York entered on April 21, 1997, either in its form on the Effective Date or as it may subsequently be supplemented, amended or otherwise modified from time to time in accordance with the Bankruptcy Law, the Federal Rules of Bankruptcy Procedure and the Reorganization Plan, including all appendices, exhibits and schedules thereto.











                   "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA and the regulations there-under, other than those events as to which the thirty (30) day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of Section 2615 of the regulations of the PBGC.

                   "Requesting Holder" means any Holder who delivers a written notice to the Company requesting that the Company de-liver directly to such Holder all certificates, notices and reports required to be delivered to the Trustee under the terms of this Indenture.

                   "Restricted Investment" means any capital contribu-tion to, or other debt or equity investment in, any Person (other than Permitted Investments).

                   "Restricted Payment" with respect to any Person means (i) the payment or declaration of any distribution on account of any class of such Person's Capital Stock; (ii) re-demptions, purchases or other acquisitions (direct or indi-rect) of such Person's Capital Stock; (iii) optional prepay-ment of any subordinated Indebtedness of such Person; and
         (iv) any Restricted Investment.

                   "Restricted Securities" means Securities which were acquired by the Holder thereof other than pursuant to an ef-fective registration statement under the Securities Act or Rule 144 (or any successor rule) thereunder.

                   "SEC" means the Securities and Exchange Commission.

                   "Securities" means the 12.75% Senior Notes due
         March 31, 2004 referred to in the preamble to this Indenture and issued pursuant hereto.

                   "Securities Act" means the Securities Act of 1933, as amended.

                   "Securityholder" means a Holder of one or more Se-curities.

                   "Significant Subsidiary" means any Subsidiary of the Company which would be a "significant subsidiary" as de-fined in Rule 1-O2 of Regulation S-X under the Securities Act and the Exchange Act.















                   "Single Employer Plan" shall have the meaning set forth in Section 4001(a)(15) of ERISA.

                   "Subsidiary" means, with respect to any Person, (i) any corporation of which at least a majority of the outstand-ing Capital Stock or other equity interests having ordinary voting power for the election of directors or other governing body of such corporation is owned directly or indirectly by such Person or (ii) any other Person of which at least a ma-jority of voting interest is at the time, directly or indi-rectly, owned by such Person. Unless otherwise specified, any reference to a Subsidiary is deemed to be a reference to a Subsidiary of the Company.

                   "Supplemental Indenture" means any supplemental in-denture to this Indenture.

                   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended.

                   "Trust Officer" means any officer in the Corporate Trust Division of the Trustee, or any other officer or assis-tant officer of the Trustee assigned by the Trustee to admin-ister its corporate trust matters.

                   "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the succes-sor serving hereunder.

                   "UCC" means the Uniform Commercial Code as in ef-fect in the State of New York.

                   "U.S. Government Obligations" means direct obliga-tions of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                   "Working Capital Facility" means that certain Re-volving Credit Agreement made as of June 4, 1997 by and among the Company, the lender parties thereto, Bank Boston, N.A., as administrative and collateral agent, BancBoston Securities Corp. as syndication agent and Heller Financial, Inc. as Co-Agent, and all agreements, instruments and documents entered into in connection therewith, as any of the same may be supplemented, amended or otherwise modified from time to time.













                   Section 1.2.  Terms Defined in TIA.

                   All terms used in this Indenture and not defined herein that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                   Section 1.3.  Rules of Construction.

                   Unless the context otherwise requires:

                   (1)  a term has the meaning assigned to it;

                   (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in the United States;

                   (3)  "or" is not exclusive;

                   (4) "including" means including, but not limited to;

                   (5) words in the singular include the plural, and in the plural include the singular;

                   (6) provisions apply to successive events and transactions; and

                   (7) all references to sections and subsections are references to sections and subsections of this Inden-ture, except as expressly provided otherwise.


                                   ARTICLE 2
                                 THE SECURITIES

                   Section 2.1.  Form and Dating.

                   The Securities and the Trustee's certificate of au-thentication shall be substantially in the form of Exhibit A, which is attached and made part of this Indenture. The Secu-rities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

                   Section 2.2.  Execution and Authentication.

                   Two Officers shall sign the Securities for the Com-pany by manual or facsimile signature. The Company's seal










         shall be impressed, affixed, imprinted or reproduced on the Securities.

                   If an Officer whose signature is on a Security no longer holds that office at the time the Security is authen-ticated, the Security shall nevertheless be valid.

                   A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in the form of Securities attached hereto.

                   The Trustee shall authenticate the Securities for original issue in an aggregate principal amount of $110,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.3.

                   The Trustee may appoint an authenticating agent ac-ceptable to the Company to authenticate securities. An au-thenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to au-thentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                   Section 2.3.  Terms.

                   (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $110,000,000, except for Securities authenti-cated and delivered upon registration of the transfer of, in exchange for, or in replacement of, other Securities pursuant to Sections 2.7 and 2.8 hereof.

                   (b) The Securities shall have a Maturity Date of March 31, 2004 and shall bear interest at the rate of 12.75% per annum. Interest shall be (i) computed on the basis of a 360-day year of twelve 30-day months and (ii) payable in ar-rears on September 30, 1997 and semiannually on each March 31 and September 30 thereafter.

                   (c) The Securities shall be redeemable as provided in Article 3.













                   Section 2.4.  Registrar and Paying Agent.

                   The Company shall maintain an office or agency where Securities may be presented for registration of trans-fer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Secu-rities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi-tional paying agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Inden-ture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Sec-tion 6.5. The Company or any of its Subsidiaries may act as Registrar or co-registrar. Neither the Company nor any of its Affiliates may act as Paying Agent.

                   The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, in form and substance reasonably satisfactory to the Trustee, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

                   The Company initially appoints the Trustee as Reg-istrar, Paying Agent and agent for service of notices and de-mands in connection with the Securities.

                   Section 2.5.  Paying Agent to Hold Money in Trust.

                   The Company (or any other obligor upon the Securi-ties) shall require each Paying Agent other than the Trustee to agree in writing (and in form and substance reasonably satisfactory to the Trustee) that the Paying Agent will hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, interest on or other amounts including premi-ums, if any, in respect of the Securities, and will promptly notify the Trustee of any default by the Company (or any other obligor upon the Securities) in making any such pay-ment. While any such default continues, the Trustee may re-quire a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company (or any other obligor upon the Securities) at any time may require a Paying Agent to pay all money held by it to the










         Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                   Section 2.6.  Securityholder Lists.

                   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company (and/or any other obligor upon the Securities) shall furnish to the Trustee at least seven Business Days before each Interest Payment Date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writ-ing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securi-tyholders.

                   Section 2.7.  Transfer and Exchange.

                   When Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securi-ties to register the transfer of or to exchange them for an equal principal amount of Securities of other authorized de-nominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that (a) any Secu-rity presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing and (b) Section 9.16, if applicable, has been complied with. To permit registrations of transfers and exchanges, the Company shall issue and exe-cute and the Trustee shall authenticate new Securities evi-dencing such transfer or exchange at the Registrar's request. Neither the Registrar nor any co-registrar shall be required to exchange or register the transfer of any Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Neither the Company nor the Regis-trar or any co-registrar shall be required to issue, ex-change, or register the transfer of any Security during the period commencing 15 days before the day of selection of Se-curities for redemption and ending at the close of business on the day of selection.

                   No service charge shall be made to the Security-holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax










         or similar governmental charge that may be imposed in rela-tion to a transfer or exchange (other than such transfer tax or similar governmental charge payable upon exchanges pursu-ant to Sections 2.11 or 7.4 hereof).

                   Section 2.8.  Replacement Securities.

                   If any mutilated Security is surrendered to the Registrar or the Trustee, or the Company and the Trustee re-ceive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and execute and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If the Trustee or the Company so requires, the Holder must supply an indemnity bond that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. Every replacement Security shall constitute an additional Obligation of the Company. The Company and the Trustee may charge the Holder for their actual out of pocket expenses in replacing a Secu-rity.

                   Section 2.9.  Outstanding Securities.

                   The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those can-celed by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                   If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such security is a legal, valid and binding Obligation of the Company.

                   If the principal amount of any Security is consid-ered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

                   A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

                   Section 2.10.  Treasury Securities.

                   In determining whether the Holders of the required principal amount of Securities have concurred in any declara-tion of acceleration or notice of default or direction, waiver or consent or any amendment, Securities owned by the











         Company, any other obligor upon the Securities or an Affili-ate shall be disregarded as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent to any amendment, modification or other change to this Indenture, only Securities which the Trustee actually knows are so owned shall be so disregarded.

                   Section 2.11.  Temporary Securities.

                   Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substan-tially in the form of definitive Securities but may have var-iations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securi-ties in exchange for temporary Securities. Until such ex-change, temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

                   Section 2.12.  Cancellation.

                   The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registra-tion of transfer, exchange, payment, replacement or cancella-tion and shall destroy canceled Securities unless, by a writ-ten order, signed by two Officers, the Company directs them to be returned to it. The Company may not reissue or resell, or issue new Securities to replace, Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

                   Section 2.13.  Defaulted Interest.

                   If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, any interest pay-able on the defaulted interest, to the Persons who are Secu-rityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, in each case at the rate provided therefor in the Secu-rities and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before such special record date, the Company (or the Trustee, in the name of and











         at the expense of the Company) shall mail to each Security-holder a notice that states the special record date, the re-lated payment date and the amount of defaulted interest, and interest payable on such defaulted interest to be paid. At the Company's request, the Trustee shall give such notice of redemption in the Company's name and at the Company's ex-pense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the date that notice must be given to the Securityholders, an Officers' Certifi-cate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 2.13.

                   Section 2.14.  Home Office Payment Agreements.

                   Notwithstanding any provisions of this Indenture or of the Securities to the contrary, payments of interest on, premiums, if any, and all or any portion of the principal of, any Security, other than the final payment of principal on a Security, shall be made by the Paying Agent directly to any Holder of principal amount of $1,000,000 or more of such Se-curity (by federal funds transfer) without surrender or pre-sentation thereof to the Paying Agent if such Holder (a) pro-vides the Company and the Trustee with an undertaking that such Holder (or the Person for whom such Holder is a nominee) will, before selling, transferring or otherwise disposing of any such Security, make a notation thereon, or submit the same to the Trustee for notation thereon, of the date to which interest has been paid thereon and the amount of all redemptions previously made thereon, or surrender the same to the Trustee in exchange for a Security or Securities aggre-gating the same principal amount as the unredeemed principal amount of the Securities surrendered and (b) provides the Trustee with wire transfer or other payment instructions rea-sonably satisfactory to the Trustee on or before the record date for such payment to be made to such Holder. The Company will indemnify and hold the Trustee and the Paying Agent harmless against any liability resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or which the Paying Agent may incur as a result of making any payment in accor-dance with any such agreement.

                   Section 2.15.  Deposit of Moneys.

                   On each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner which










         permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be.

                   Section 2.16.  CUSIP Number and Private
                                  Placement Number.

                   The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be in-cluded in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or ac-curacy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Com-pany will promptly notify the Trustee of any change in the CUSIP number. In addition, the Company shall, if applicable, at the Company's expense, procure a "Private Placement" num-ber for the Securities issued pursuant to this Indenture.


                                   ARTICLE 3
                                   REDEMPTION

                   Section 3.1.  Certain Notices to Trustee.

                   If the Company intends to redeem Securities pursu-ant to the provisions of Section 3.7 hereof, it shall notify the Trustee in writing, at least 45 days before a redemption date (and at least two Business Days before a notice of redemption is sent to the Holders), of the redemption date, the principal amount of Securities to be redeemed and the Redemption Price and shall furnish to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

                   Section 3.2.  Selection of Securities to Be
                                 Redeemed.

                   If less than all of the Securities are to be re-deemed, the Trustee shall select the Securities to be re-deemed on a pro rata basis or by lottery in multiples of $1,000 among the outstanding Securities.

                   The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of Securities selected for partial redemption, the prin-cipal amount to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of










         $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                   Section 3.3.  Notice of Redemption.

                   At least 30 days but not more than 60 days before a redemption date the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed and the Trustee and the Paying Agent.

                   The notice shall identify the Securities to be re-deemed and shall state:

                   (1)  the redemption date;

                   (2)  the Redemption Price;

                   (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon sur-render of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed por-tion thereof will be issued without charge to the Secu-rityholder;

                   (4)  the name and address of the Paying Agent;

                   (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemp-tion Price, except as provided in Section 2.14 hereof;

                   (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemp-tion date;

                   (7) the paragraph of the Securities and the sec-tion of the Indenture pursuant to which the Securities called for redemption are being redeemed;

                   (8) if less than all of the Securities are to be redeemed, the identification of the particular Securi-ties (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed











              and the aggregate principal amount of Securities esti-mated to be outstanding after such partial redemption; and

                   (9) the CUSIP number or Private Placement number, if any, pursuant to Section 2.16 hereof.

                   At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the date that notice must be given to the Securityholders, an Offic-ers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                   Section 3.4.  Effect of Notice of Redemption.

                   Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemp-tion date at the Redemption Price.

                   Section 3.5.  Deposit of Redemption Price.

                   At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of all Securities or portions thereof to be redeemed on that date. The Trustee or the Pay-ing Agent shall return to the Company any excess money not required for such redemption.

                   If the Company complies with the preceding para-graph, interest on the Securities to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to ac-crue on the unpaid principal, from the redemption date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the Default Rate provided in the Securities and in Section 4.1 hereof.

















                   Section 3.6.  Securities Redeemed in Part.

                   Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenti-cate for the Holder at the expense of the Company a new Secu-rity equal in principal amount to the unredeemed portion of the Security surrendered.

                   Section 3.7.  Optional Redemption.

                   (a) Subject to Section 4.12, and except as set forth in subsection (b) of this Section 3.7, the Securities may not be redeemed in whole or in part prior to January 1, 2000. On or after that date, the Company may redeem the Se-curities in whole or in part at any time at the following Re-demption Prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

                         Period Redeemed               Percentage
                         ---------------               ----------

            January 1, 2000 through December 31, 2000   106.375%
            January 1, 2001 through December 31, 2001   104.250%
            January 1, 2002 through December 31, 2002   102.125%
            January 1, 2003 through the Maturity Date   100.000%

                   (b)  Notwithstanding the provisions of subsection
         (a) of this Section 3.7, at any time prior to January 1, 2000, the Company may redeem in part and from time to time with the net proceeds of one or more public equity offerings, up to 35% of the original aggregate principal amount of the Securities at a Redemption Price of 110% of the principal amount of the Securities to be redeemed plus accrued interest to the redemption date.


                                   ARTICLE 4
                                   COVENANTS

                   Section 4.1.  Payment of Securities.

                   The Company shall pay the principal of, premium (if any), and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Prin-cipal, premium (if any) and interest shall be considered paid on the date due if the Paying Agent holds on such date (or the immediately preceding Business Day if Section 3.5 is ap-plicable) money deposited by the Company in immediately available funds designated for and sufficient to pay all principal, premium (if any) and interest then due.










                   The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any ("Default Interest") at the rate equal to 14.75% per annum (the "Default Rate"); it shall pay Default Interest (including post-petition inter-est in any proceeding under any Bankruptcy Law) on overdue installments of interest (upon the expiration of any appli-cable grace period) at the same rate to the extent lawful.

                   Section 4.2.  Maintenance of Office or Agency.

                   The Company shall maintain in New York, New York an office or agency (which may be an office of the Trustee, Reg-istrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Com-pany in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presen-tations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                   The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; pro-vided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to main-tain an office or agency in New York, New York for such pur-poses. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                   The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.4.

                   Section 4.3.  Corporate Existence.

                   Subject to Section 4.20 hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Subsidiaries to, preserve and keep in full force and effect its respective corporate, partnership or other existence in accordance with its respective organizational documents and the rights (char-ter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however that, subject










         to the terms hereof, the Company shall not be required to preserve any such right, license or franchise, or the corpo-rate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Holders.

                   Section 4.4.  Payment of Taxes and Other Claims.

                   The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent,
         (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its or its Subsidiaries' assets or property; provided, how-ever, that the Company shall not be required to pay or dis-charge or cause to be paid or discharged any such tax, as-sessment, charge or claim whose amount, applicability or va-lidity is being contested in good faith by appropriate nego-tiations or proceedings and for which disputed amounts ad-equate reserves (in the good faith judgment of the Board of Directors of the Company) have been made.

                   Section 4.5. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                   (a) The Company shall and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                   (b) The Company and each of its Subsidiaries shall maintain insurance with insurance companies or associations with a rating of "A-XIV" or better, as established by Best's Rating Guide (or an equivalent rating with such other publi-cation of a similar nature as shall be in current use) in at least such amounts and covering at least such risks as are usually and customarily insured against in the same general area by companies engaged in the same or similar business, and furnish to the Trustee and each Requesting Holder, upon written request, full information as to the insurance car-ried.

                   (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in










         which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP con-sistently applied to the Company and its Subsidiaries taken as a whole.

                   (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or con-dition (financial or otherwise) of the Company and its Sub-sidiaries taken as a whole.

                   Section 4.6.  Compliance Certificates.

                   (a) The Company shall deliver to the Trustee and each Requesting Holder, within 45 days after the end of each of the respective first three quarters of each Fiscal Year, and within 90 days after the end of each Fiscal Year, Offic-ers' Certificates of the Company stating (i) that a review of the activities of the Company during the preceding fiscal quarter or Fiscal Year, as the case may be, has been made un-der the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, (ii) that, to the best knowledge of such Officers, the Company has kept, observed, performed and fulfilled each and every cov-enant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers have knowledge, their sta-tus and what action the Company is taking or proposes to take with respect thereto) and (iii) that to the best of such Of-ficers' knowledge no event has occurred and remains in exist-ence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Securities are prohibited (or, if such event has occurred, describing the event and what action the Company is taking or proposes to take with respect thereto).

                   (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.7 hereof shall be accompanied by a written statement of the Company's Independent public accountants, which shall be a nationally recognized firm, that in making the examination necessary for certification of such annual financial statements nothing has come to their










         attention that would lead them to believe that the Company has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                   (c) The Company shall, so long as any of the Secu-rities are outstanding, deliver to the Trustee and any Re-questing Holder, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect there-to.

                   Section 4.7.  Reports.

                   (a) In accordance with the provisions of TIA Section 314(a), at any time that the Company has a class of securi-ties registered under the Exchange Act or is otherwise re-quired to file reports with the SEC pursuant to Section 15(d) of the Exchange Act, the Company shall file with the Trustee, each Institutional Holder and any Requesting Holder, within 15 days after it files them with the SEC, copies of the an-nual reports and of the information, documents and other re-ports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section
         13 or 15(d) of the Exchange Act. The Company also shall com-ply with the other provisions of TIA Section 314(a). In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports generally furnished by it to stockholders to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of the Secu-rities maintained by the Registrar.

                   (b) At any time that the Company does not have a class of securities registered under the Exchange Act or is not required to file reports with the SEC pursuant to Section 15(d) of the Exchange Act, the Company shall furnish to the Trustee and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each Institutional Holder and each of the Requesting Holders at their addresses as set forth in the register of the Securities within 60 days after the close of each quarter of the Company's Fiscal Year and within 90 days after the close of each Fiscal Year consoli-dated balance sheets of the Company as of the end of each such quarter or Fiscal Year, as the case may be, consolidated










         statements of income, cash flow and changes in net worth of the Company for such quarter and for the period commencing at the end of the Company's previous Fiscal Year and ending with the end of such quarter or Fiscal Year, as the case may be, all such financial statements setting forth in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end adjustments) by an Of-ficer of the Company as having been prepared in accordance with GAAP consistently applied, and, in the case of annual consolidated financial statements, certified by Independent public accountants of recognized standing and accompanied by such certifying public accountants' management letter and a "Management's Discussion and Analysis of the Results of Op-erations and Financial Condition of the Company and its Sub-sidiaries" for the periods presented, which discussion and analysis shall be prepared by the management of the Company in a manner responsive to the requirements of Item 303 (or any successor item or section) of Regulation S-K under the Exchange Act. All financial statements will be prepared in accordance with GAAP consistently applied, except for changes with which the Company's Independent public accountants con-cur and except that quarterly statements may be subject to year-end adjustments and may be prepared in accordance with Rule 10-01 of Regulation S-X under the Exchange Act.

                   (c) Promptly upon its receipt thereof, the Company shall furnish to the Trustee and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each of the Holders at their addresses as set forth in the register of the Securities copies of all financial reports (including, without limitation, management letters), if any, submitted to the Company or any of its Subsidiaries by its auditors, in connection with each annual, interim or special audit of their respective books by such auditors.

                   (d) The Company shall provide, at the request of any Institutional Holder, such financial and other informa-tion as any such Holder or any potential transferee that is not a Competitor and is a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) may reasonably determine is required to permit compliance with the requirements of Rule 144A in connection with the re-sale by a Holder of any Securities, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g3-2(b) under such Act.












                   (e) The Company shall provide, with reasonable promptness, such other data and information as any Institu-tional Holder may reasonably request.

         The Trustee and each Securityholder is hereby authorized to deliver a copy of any financial statement or any other infor-mation relating to the business, operations or financial con-dition of the Company or any of its Subsidiaries which may be furnished to it hereunder or otherwise, to any regulatory body or agency, including without limitation, the National Association of Insurance Commissioners, having jurisdiction over the Trustee or such Securityholder or to any Person which shall, or shall have any right or obligation to, suc-ceed to all or any part of the interest of such Security-holder in the Securities and this Indenture.

                   Section 4.8.  Limitation on Additional
                                 Indebtedness.

                   Neither the Company nor any of its Subsidiaries shall contract, create, incur, assume, guaranty, suffer to exist nor otherwise become liable with respect to (collec-tively, "incur") any Indebtedness except for the following (each of which shall be given independent effect):

                   (1) Indebtedness incurred pursuant to this Inden-ture and the Securities;

                   (2) Indebtedness under the Working Capital Facil-ity in an aggregate outstanding principal amount not to exceed $115,000,000 at any one time;

                   (3) Indebtedness of the Company and any of its Subsidiaries outstanding on the Effective Date;

                   (4) Indebtedness consisting of Capital Lease Obli-gations so long as the aggregate annual rental obliga-tions in respect thereof do not exceed $500,000 at any one time;

                   (5) Indebtedness to refinance its Indebtedness (or Indebtedness of a Subsidiary, in the case of the Com-
              pany), provided that any such Indebtedness shall not (i) have a final maturity or mandatory redemption payments prior to the earlier of the final maturity of the In-debtedness being so refinanced and the Maturity Date, or
              (ii) have a principal amount in excess of the principal amount and accrued interest of the Indebtedness being so refinanced (unless such Indebtedness is issued at a dis-count in which case the issuance price of such discount










              Indebtedness shall not exceed the principal amount of the Indebtedness being so refinanced (it being under-stood that, with respect to any Indebtedness issued at a discount in compliance with this covenant, the accrual of amortization of the original issue discount on such Indebtedness after the date of issuance thereof shall not be deemed to be incurrence of additional Indebted-ness for the purpose of this covenant)) plus all fees and expenses related to the negotiation, consummation or execution of such Indebtedness; and

                   (6) additional Indebtedness of the Company (but not any Subsidiary), so long as, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof as if such Indebtedness was incurred and the proceeds thereof so applied at the beginning of the relevant period, the Consolidated Interest Coverage Ratio for the most recent four quarter period in respect of which financial statements are available is not less than 1.75 to 1.

                   Section 4.9.  Limitation on Investments.

                   Neither the Company nor any of its Subsidiaries shall make any acquisitions of, investments in, or loans, ad-vances or extensions of credit to any Person, except Permit-ted Investments.

                   Section 4.10.  Limitation on Liens.

                   Neither the Company nor any of its Subsidiaries shall incur any Lien in respect of any property now owned or hereafter acquired by it, except for the following:

                        (1)  Liens for taxes or assessments or other
                   governmental charges or levies not yet due or pay-able to the extent that non-payment thereof is per-mitted by Section 4.4 hereof;

                        (2)  Liens created by or resulting from any
                   litigation or legal proceeding which is currently being contested in good faith by appropriate pro-ceedings; and Liens in favor of the Trustee to the extent permitted by Sections 5.9 and 6.5 hereof;

                        (3)  Liens on property of the Company or any
                   of its Subsidiaries in existence on the Effective
                   Date;

                        (4)  intercompany Liens;










                        (5) the extension, renewal or replacement of any Lien permitted by the foregoing paragraph (3) in respect of the same property subject thereto or the extension, renewal or replacement (without in-crease of principal amount of the Indebtedness se-cured or extension to any other property);

                        (6) (i) any Lien on property or in rights re-lating thereto created in connection with the pro-vision of all or a part of the purchase price or cost of construction of such property created con-temporaneously with, or within 120 days after, such acquisition or the completion of such construction, or (ii) any Lien on property (or in rights relating thereto) existing at the time of acquisition there-of, whether or not the Indebtedness secured thereby is assumed by the Company or such Subsidiary; or
                   (iii) any Lien existing on the property of a corpo-ration (or in rights relating thereto) at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the proper-ties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary, in the case of (ii) and (iii) as long as not incurred in contemplation of such transac-tion; provided, however, that (i) aggregate amount of Indebtedness secured by all such Liens shall not, at the date of incurrence of such Lien and af-ter giving effect thereto, exceed (together with all other outstanding Indebtedness of the Company and its Subsidiaries) the amount permitted under
                   Section 4.8(6) hereof and (ii) all of such Liens shall secure Indebtedness that does not exceed 100% of the Fair Market Value of the related property;

                        (7) Liens on property of the Company relating to Indebtedness incurred in respect of the Working Capital Facility to the extent permitted by Section 4.8(2) hereof, provided, however, that the aggre-gate principal amount of the Indebtedness secured by such Liens shall not exceed $115,000,000 at any one time;

                        (8)  Liens incurred for pledges and deposits
                   in connection with workers' compensation, unemploy-ment insurance and other social security benefits, or securing the performance bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments,










                   surety, appeal and performance bonds and other ob-ligations of like nature, in each case incurred in the ordinary course of business;

                        (9) Liens imposed by law, such as landlords', mechanics', carriers', warehousemen's, material-men's and vendors' Liens, in each case incurred in good faith in the ordinary course of business;

                        (10)  Zoning restrictions, easements, rights
                   of way, licenses, covenants, reservations, restric-tions on the use of Real Property or minor irregu-larities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company or any of its Subsidiaries, as the case may be, or materially im-pair the use of such property in the operation of the Company's or any of its Subsidiaries' business; and

                        (11) Liens on property of the Company or any of its Subsidiaries subject to, and securing only, Capital Lease Obligations to the extent such Capi-tal Lease Obligations are permitted by Sections 4.8(4) or 4.8(6); provided, however, that such Liens only serve to secure the payment of Indebtedness arising under such Capital Lease Obligations and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Company.

                   Section 4.11.  Limitation on Restricted Payments.

                   (a) The Company shall not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Re-stricted Payment unless at the time of such Restricted Pay-ment:

                        (i)  the amount of such Restricted Payment,
                   when added to the aggregate amount of all Restrict-ed Payments made since the Effective Date does not exceed the sum of: (1) $5,000,000, plus (2) 50% of the Company's Consolidated Net Income accrued dur-ing each fiscal quarter since the Effective Date (or, if such Consolidated Net Income is a deficit, minus 100 percent of such deficit), plus (3) the proceeds derived by the Company from the sale (through an Equity Offering or otherwise) of Capi-tal Stock of the Company since the Effective Date;











                       (ii)  the Company would, at the time of such
                   Restricted Payment and after giving pro forma ef-fect thereto, as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to
                   Section 4.8(6) hereof; and

                      (iii) no Default or Event of Default shall have occurred and be continuing or would occur as a con-sequence thereof.

                   (b) Notwithstanding the foregoing provisions of subsection (a), the provisions of this Section 4.11 shall not prohibit (i) the retirement of any shares of the Company's Capital Stock in exchange for other shares of the Company's Capital Stock or (ii) the payment by or on behalf of the Com-pany of Indebtedness of the Company under the Working Capital Facility.

                   Section 4.12.  Change of Control.

                   (a) Promptly following the occurrence of any Change of Control, the Company shall so notify the Trustee by delivery of an Officers' Certificate and shall offer to purchase (a "Change of Control Offer") from all Holders, and shall purchase from all Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the "Change of Control Payment Date"), all outstanding Securities tendered in response to such Change of Control Offer at an offer price (the "Change of Control Price") in cash equal to 101 percent of the ag-gregate principal amount thereof plus accrued and unpaid in-terest, if any, to the Change of Control Payment Date in ac-cordance with the procedures set forth in this Section 4.12.

                   (b) Within 30 days after the date of any Change of Control, the Company (with notice to the Trustee), shall mail or cause to be mailed to all Holders on the date of the Change of Control, at their last registered address, a notice of the occurrence of such Change of Control and of the Hold-ers' rights arising as a result thereof. At the Company's request, the Trustee shall mail or cause to be mailed such notice in the Company's name and at the Company's request; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date that notice must be given to the Securityholders, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 4.12. The Change of Control Offer shall










         remain open from the time of mailing for at least 20 Business Days. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                        (1) that the Change of Control Offer is being made pursuant to this Section 4.12;

                        (2) that the Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Price;

                        (3) that any Security not tendered shall con-tinue to accrue interest in accordance with the terms there-of;

                        (4)  that any Security accepted for payment
         pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

                        (5) the Change of Control Payment Date which shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

                        (6) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be re-quired to surrender the Securities to the Company or the Pay-ing Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Pay-ment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and Paying Agent;

                        (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day that is two Business Days immediately preceding the Change of Control Payment Date, a tested telex, facsimile transmission or let-ter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securi-ties purchased;

                        (8)  that Holders which elect to have their
         Securities purchased only in part will be issued new Securi-ties equal in principal amount to the unpurchased portion of the Securities surrendered;












                        (9)  information concerning the business of
         the Company which the Company in good faith believes will en-able such Holders to make an informed decision (which at a minimum will include (A) information comparable to that con-tained in the reports required pursuant to Section 4.7 here-of, (B) a description of material developments in the Com-pany's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information); and

                        (10) the instructions that Holders must fol-low in order to tender their Securities.

                   (c) The Company shall not, and shall not permit any Subsidiary to, create or permit to exist or become effec-tive any restriction that would materially impair the ability of the Company to make a Change of Control Offer or, if such Change of Control Offer is made, to pay for Securities ten-dered for purchase.

                   (d) On or before the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company shall (i) accept for payment Securi-ties or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money suf-ficient, in immediately available funds, to pay the Purchase Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to the Com-pany or the Paying Agent and accepted for payment by the Com-pany. The Paying Agent shall promptly mail, deliver or transfer by federal funds to Holders of Securities so ac-cepted payment in an amount equal to the Change of Control Price of the Securities purchased from each such Holder, and the Trustee shall promptly authenticate and mail or deliver to such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on the first Business Day following the Change of Control Payment Date.

                   The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Change of Control Offer. To the extent that the provisions of any se-curities laws or regulations conflict with provisions of this
         Section 4.12 the Company shall comply with the applicable se-curities laws and regulations and shall not be deemed to have










         breached its obligations under this Section 4.12 by virtue hereof.

                   Section 4.13.  Limitations on Transactions with
                                  Affiliates.

                   Neither the Company nor any of its Subsidiaries shall make any loan, advance, guaranty or capital contribu-tion to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or as-sets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each an "Affiliate Transaction") unless such Affiliate Transac-tions are (i) entered into in good faith and on terms that are no less favorable to the Company or the relevant Subsid-iary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary on an arm's length basis from an unrelated Person, and (ii) evidenced by an agreement approved by the Board of Directors.

                   Section 4.14.  Compliance with ERISA.

                   The Company shall not terminate, or permit or suf-fer any of its ERISA Affiliates to terminate (other than a standard termination, as defined in Section 4041(b) of ERISA, of a Single Employer Plan), any Plans maintained by any of the Company or any of its Subsidiaries or any of their ERISA Affiliates so as to incur any liability to the PBGC; com-pletely or partially withdraw, or permit or suffer any of their ERISA Affiliates to withdraw completely or partially, from any Multiemployer Plan so as to incur any liability to such plan on account of such withdrawal; permit or suffer to exist any Prohibited Transaction involving any such Plans or any trust created thereunder which would subject any of the Company or any of its Subsidiaries or any of their ERISA Af-filiates to a tax or penalty on Prohibited Transactions im-posed under Internal Revenue Code Section 4975 or under ERISA; fail to pay, or permit or suffer any of their ERISA Affiliates to fail to pay, to any such Plan any contribution which they or their ERISA Affiliates are obligated to pay un-der the terms of such Plan; permit any Accumulated Funding Deficiency, whether or not waived, to occur with respect to any Plan; or permit or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which pre-sents a material risk of termination by the PBGC of any such Plan. The Company shall deliver to the Trustee (by means of an Officers' Certificate) and any Requesting Holder, promptly after (i) the occurrence thereof, notice that an ERISA Termi-nation Event or a Prohibited Transaction with respect to any










         Plan has occurred, which such notice shall specify the nature thereof and the Company's proposed response thereto, and (ii) actual knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to ad-minister any Plan.

                   Section 4.15. Limitation on Dividend and Other Payment Restrictions Affecting
                                  Subsidiaries.

                   The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or other-wise cause or suffer to exist or become effective any encum-brance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to, the Company or a Subsidiary, (b) make loans or advances to the Company or any Subsidiary or (c) transfer any of its properties or as-sets to the Company, except for such encumbrances or restric-tions existing under or by reason of (i) applicable law, (ii) this Indenture, (iii) customary provisions restricting sub-letting or assignment of any lease governing a leasehold in-terest of the Company or any Subsidiary, (iv) any instrument governing Indebtedness of a Person acquired by the Company or any Subsidiary at the time of such acquisition, which encum-brance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) In-debtedness existing on the date hereof (and, with respect to the Working Capital Facility, any refinancings thereof permitted under Section 4.8) or (vi) any guaranty of any of the foregoing.

                   Section 4.16.  Conflicting Agreements.

                   The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly prohibits the Company from op-tionally redeeming (except for restrictions on optional redemptions of the Securities set forth in the Working Capital Facility and any refinancings thereof permitted under
         Section 4.8) or otherwise making any payments on or in respect of the Securities in accordance with the terms there-of and of this Indenture, as in effect from time to time.














                   Section 4.17.  Liquidation.

                   The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by
         (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries otherwise than substantially as an entirety and
         (b) the distribution of all or substantially all of the pro-ceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Capital Stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obliga-tions hereunder and under the Securities as to the payment of principal, premium, if any, interest and all other amounts required hereunder. The Company shall be deemed to make pro-vision for such payments only if the Company delivers in trust to the Trustee or Paying Agent money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consider-ation of any reinvestment of such interest to pay, when due, the principal of, premium, if any, and interest on the Secu-rities and also delivers to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that Holders of the Securities will not recognize in-come, gain or loss for Federal income tax purposes as a re-sult of such action and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such action had not been taken, provided, however, that the Company shall not make any liquidating distribution until the Trustee shall have re-ceived an Officers' Certificate and an Opinion of Counsel as to the Company's compliance with the provisions of this Sec-tion 4.17 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribu-tion.

                   Section 4.18.  Stay, Extension and Usury Laws.

                   The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may af-fect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advan-tage of any such law, and covenants that it will not, by re-sort to any such law, hinder, delay or impede the execution










         of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                   Section 4.19.  Fiscal Year.

                   Neither the Company nor any of its Subsidiaries shall change their respective Fiscal Years until all Obliga-tions under the Securities and the Indenture have been repaid in full and discharged.

                   Section 4.20.  Limitations on Consolidations,
                                  Mergers and Certain Asset Sales.

                   Neither the Company nor any of its Subsidiaries shall consolidate or merge with, or into, or sell all or substantially all of its assets as an entirety to, any Person unless (i) if the Company is a party to such consolidation, merger or sale and is not the surviving Person, the surviving Person expressly assumes all the obligations of the Company under the Securities and this Indenture pursuant to a Supplemental Indenture in a form reasonably satisfactory to the Trustee; (ii) immediately after such consolidation, merger or sale no Default or Event of Default exists; (iii) the surviving Person shall be organized and doing business under the laws of the United States of America or any state thereof, (iv) at the time of such consolidation, merger or sale and after giving pro forma effect thereto, as if such consolidation, merger or sale had occurred at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebt-edness pursuant to Section 4.8(6) hereof and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale complies with this Section 4.20 ,that, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this
         Section 4.20, and that all conditions precedent herein provided for relating to such transaction have been complied with; provided, however, that any Subsidiary may be merged or consolidated with, or into, the Company (provided that the Company shall be the surviving corporation and no Default or Event of Default shall occur as a result of such merger or consolidation) or with any one or more other Subsidiaries.

                   Section 4.21.  Limitations on Sale of Assets.

                   Other than in the ordinary course of business, the Company shall not, and shall not permit any of its Subsidiar-ies to, make any Asset Sale unless (i) the Book Value of the










         asset or assets to be sold in such Asset Sale, when combined with the aggregate Book Value of the assets sold in all other Asset Sales made (a) during the same Fiscal Year as the pro-posed Asset Sale, does not exceed 10% of the Consolidated To-tal Assets of the Company as of the date of such proposed As-set Sale, and (b) since the Effective Date, on a cumulative basis, does not exceed 25% of the Consolidated Total Assets of the Company as of the date of such proposed Asset Sale; and (ii) the asset or assets to be sold in such Asset Sale when combined with the assets sold in all other Asset Sales made (a) during the same Fiscal Year as the proposed Asset Sale, do not contribute in excess of 10% of the Company's Consolidated Cash Flow; and (b) since the Effective Date, on a cumulative basis, do not contribute in excess of 25% of the Company's Consolidated Cash Flow, provided, however, that (i) any wholly-owned Subsidiary may make an Asset Sale to the Company or any other wholly-owned Subsidiary, (ii) the Com-pany may make an Asset Sale in excess of the limitations set forth above if (a) the Net Cash Proceeds of such Asset Sale are used to purchase other property of a similar nature and of at least equivalent Book Value within nine months of such Asset Sale, (b) such Asset Sale is made pursuant to a plan of liquidation effected in accordance with Section 4.17 or (c) such Asset Sale is a sale of all or substantially all of the assets of the Company or such Subsidiary and is effected in accordance with Section 4.20, and (iii) the Company and any of its Subsidiaries may make an Asset Sale if the Net Cash Proceeds thereof are applied the outstanding principal amount of the Indebtedness under the Working Capital Facility, in permanent reduction thereof.

                   Section 4.22.  Change in Business.

                   The Company shall not materially change or alter, or permit or suffer any of its Subsidiaries to materially change or alter, the nature of its businesses as conducted or as proposed to be conducted as of the Effective Date.


                                   ARTICLE 5
                             DEFAULTS AND REMEDIES

                   Section 5.1.  Events of Default.

                   An "Event of Default" occurs if:

                   (1) the Company defaults in the payment of the premium, if any, or interest on any Security or any other amount required to be paid hereunder (other than











              principal) when the same becomes due and payable and the Default continues for a period of five Business Days;

                   (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon any redemption or otherwise;

                   (3) the Company fails to comply with Sections 4.20 and 4.21 hereof;

                   (4) the Company fails to observe or perform any covenant, condition or agreement on the part of the Com-pany to be observed or performed pursuant to Sections
              4.8 through 4.13, inclusive, and the Default continues for the period and after the notice specified below;

                   (5) the Company fails to comply with any of its other covenants or perform any other material obliga-tions in the Securities or this Indenture and the De-fault continues for the period and after the notice specified below;

                   (6) any representation or warranty made in this Indenture or in any certificate furnished in connection therewith is proven to be false or incorrect in any ma-terial respect as of the date made;

                   (7) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness now exists or shall be created hereafter,
              (a) if such default constitutes a nonpayment of princi-pal, interest or penalty on such Indebtedness (after the expiration of any applicable grace period (a "Payment Default")) and (b) if the principal amount of such In-debtedness, together with the principal amount of any other Indebtedness of the Company with regard to which there then exists a Payment Default, exceeds $500,000;

                   (8) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain un-discharged for a period (during which execution shall not be effectively stayed) of 90 days, provided that the aggregate of all such judgments exceeds $500,000 (net of insurance proceeds);












                   (9) any holder of a Lien shall lawfully take pos-session of all or substantially all of the properties, assets or revenues of the Company for a period of at least 30 days;

                   (10) the Company or any of its Significant Subsid-iaries pursuant to or within the meaning of any Bank-ruptcy Law:

                        (a)  commences a voluntary case,

                        (b) consents to the entry of an order for re-lief against it in an involuntary case,

                        (c)  consents to the appointment of a Custo-
                   dian of it or for all or substantially all of its property, or

                        (d)  makes a general assignment for the ben-
                   efit of its creditors;

                   (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (a) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                        (b)  appoints a Custodian of the Company or
                   any Significant Subsidiary or for all or substan-tially all of the property of the Company or any Significant Subsidiary, or

                        (c) orders the liquidation of the Company or any Significant Subsidiary; or

                   (12) Pursuant to or within the meaning of any Bankruptcy Law, an involuntary petition is filed against the Company or any Significant Subsidiary seeking the commencement of a case, and such petition remains undis-missed for a period of 30 days.

                   A Default under clause (4) or (5), respectively, is not an Event of Default until the Trustee notifies the Com-pany, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the De-fault within (i) in the event of a Default under clause (4) within 10 days after receipt of the notice and (ii) in the event of a Default under clause (5) within 30 days after re-ceipt of the notice. The notice must specify the Default,










         demand that it be remedied and state that the notice is a "Notice of Default."

                   In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Se-curities pursuant to Section 3.7 hereof, an equivalent pre-mium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Se-curities.

                   Section 5.2.  Acceleration.

                   If an Event of Default (other than an Event of De-fault specified in clauses (10) through (12), inclusive, of
         Section 5.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may, and the Trustee upon the request of the Holders of at least 25% in principal amount of the then outstanding Securities shall, declare the unpaid principal of and premium, if any, and any accrued interest on all the Securities to be due and payable. Upon such declara-tion the principal, interest and premium, if any, shall be due and payable immediately without presentment, demand, pro-test or notice of any kind, all of which are hereby expressly waived. If an Event of Default specified in clause (10),
         (11) or (12) of Section 5.1 hereof occurs, such principal, premium, if any, and interest shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Secu-rities by written notice to the Trustee may rescind an accel-eration and its consequences if the rescission would not con-flict with any order, judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent default or impair any right con-sequent thereto.

                   Section 5.3.  Other Remedies.

                   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest or premium, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.










                   The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or rem-edy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

                   Section 5.4.  Waiver of Past Defaults.

                   Subject to Sections 5.7 and 7.2, the Holders of at least a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing De-fault or Event of Default and its consequences except a De-fault specified in Section 5.1(1) or (2) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section
         7.2. Upon any such waiver, such Default shall cease to ex-ist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Inden-ture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                   Section 5.5.  Control by Majority.

                   The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy avail-able to the Trustee or exercising any trust or power con-ferred on it; provided, however, the Trustee may refuse to follow any direction that conflicts with law or this Inden-ture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders, or that may involve the Trustee in personal liability unless the Trustee has in-demnification satisfactory to it in its sole discretion against any loss, liability or expense caused or incurred by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                   Section 5.6.  Limitation on Suits.

                   Except as provided in Section 5.7, a Securityholder may pursue a remedy with respect to this Indenture or the Se-curities only if:

                   (1) the Holder gives to the Trustee written notice of a continuing Event of Default;










                   (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                   (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                   (4) the Trustee does not comply with the request within 15 days after receipt of the request and the of-fer of indemnity; and

                   (5) during such 15-day period the Holders of a ma-jority in principal amount of the then outstanding Secu-rities do not give the Trustee a direction inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                   Section 5.7.  Rights of Holders to Receive Payment.

                   Notwithstanding any other provision of this Inden-ture, the right of any Holder of a Security to receive pay-ment of principal, premium, if any, and interest on the Secu-rity, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be im-paired or affected without the consent of the Holder.

                   Section 5.8.  Collection Suit by Trustee.

                   If an Event of Default specified in Section 5.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Securities, together with interest overdue on principal, pre-mium, if any, and, to the extent that payment of such inter-est is lawful, interest on overdue installments of interest, in each case at 14.75% per annum as set forth in Section 4.1 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.














                   Section 5.9.  Trustee May File Proofs of Claim.

                   The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (includ-ing any claim for the reasonable compensation, expenses, dis-bursements, advances and indemnification (pursuant to Section 6.5) of the Trustee, its agents and counsel) and the Securi-tyholders allowed in any judicial proceedings relative to the Company and any of its Subsidiaries, its creditors or its property and shall be entitled and empowered to collect, re-ceive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Security-holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, advances and indemnification of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.5 hereof. To the extent that the payment of any such compensation, expenses, disbursements, advances and indemnification of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.5 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reor-ganization or arrangement or otherwise. Nothing herein con-tained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Security-holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such pro-ceeding.

                   Section 5.10.  Priorities.

                   If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                   First: to the Trustee for amounts due under Sec-tion 6.5;

                   Second: to Securityholders for amounts outstanding in respect of the Securities for principal, premium, if any, and accrued interest, ratably, without preference or priority










         of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and accrued inter-est, respectively;

                   Third: to Securityholders for all other amounts outstanding in respect of the Securities; and

                   Fourth:  to the Company.

                   The Trustee may fix a record date and payment date for any payment to Securityholders.

                   Section 5.11.  Undertaking for Costs.

                   In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reason-able costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trus-tee, a suit by a Holder pursuant to Section 5.7, or a suit by Holders of more than 25% in principal amount of the then out-standing Securities.


                                   ARTICLE 6
                                    TRUSTEE

                   Section 6.1.  Duties of Trustee.

                   (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same de-gree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                   (2)  Except during the continuance of an Event of
         Default:

                        (a)  The Trustee need perform only those du-
                   ties that are specifically required to be performed in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.











                        (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opin-ions expressed therein, upon certificates or opin-ions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the re-quirements of this Indenture.

                   (3) The Trustee may not be relieved from liabili-ties for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (a) This paragraph does not limit the effect of paragraph (2) of this Section.

                        (b)  The Trustee shall not be liable for any
                   error of judgment made in good faith by a Trust Of-ficer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                        (c) The Trustee shall not be liable with re-spect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

                   (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

                   (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any li-ability. The Trustee may refuse to perform any duty or exer-cise any right or power unless it receives indemnity satis-factory to it against any loss, liability or expense.

                   (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

















                   Section 6.2.  Rights of Trustee.

                   (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document be-lieved by it to be genuine and to have been signed or pre-sented by the proper Person. The Trustee need not investi-gate any fact or matter stated in the document.

                   (2) Before the Trustee acts or refrains from act-ing, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any ac-tion it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and com-plete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                   (3) The Trustee may act through agents in the per-formance of its duties hereunder and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                   (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                   (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                   Section 6.3.  Trustee's Disclaimer.

                   The Trustee makes no representation as to the va-lidity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the pro-ceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its cer-tificate of authentication.














                   Section 6.4.  Notice of Defaults.

                   If a Default occurs and is continuing, the Trustee shall promptly mail to Securityholders, at the expense of the Company, a notice of the Default promptly after the Trustee receives the Officers' Certificate with respect to such De-fault provided in Section 4.6(c) or otherwise has actual knowledge thereof.

                   Section 6.5.  Compensation and Indemnity.

                   The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for its acceptance of this Indenture and services hereunder as may be agreed upon in writing by the Company and the Trustee from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and ex-penses incurred by it or made on behalf of it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                   The Company shall indemnify the Trustee, and each predecessor Trustee, and hold it harmless against any loss, liability or expense incurred by it arising out of or in con-nection with the acceptance or administration of its duties under this Indenture or the trusts hereunder, including the costs and expenses of defending itself against or investigat-ing any claim of liability, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity, but failure to so notify shall not affect the Trustee's right to indemnity hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. If there arises a conflict of interest, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unrea-sonably withheld.

                   The Company need not reimburse any expense or in-demnify against any loss or liability incurred by the Trustee through gross negligence or bad faith.

                   To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securi-ties on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien










         shall survive the satisfaction and discharge of this Inden-ture.

                   When the Trustee incurs expenses or renders ser-vices after an Event of Default specified in Section 5.1(10),
         (11) or (12) occurs, the expenses and the compensation for the services are intended to constitute expenses of adminis-tration under any Bankruptcy Law.

                   Section 6.6.  Trustee Not Responsible for
                                 Recitals, Disposition of
                                 Securities or Application of
                                 Proceeds Thereof.

                   The recitals contained herein and in the Securi-ties, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

                   Section 6.7.  Trustee and Agents May Hold
                                 Securities; Collections, etc.

                   The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, sub-ject to the provisions of this Indenture, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

                   Section 6.8.  Replacement of Trustee.

                   A resignation or removal of the Trustee and ap-pointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                   The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Hold-ers of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:











                   (1)  the Trustee fails to comply with Section 6.10;

                   (2) the Trustee is adjudged a bankrupt or an in-solvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                   (3) a Custodian or public officer takes charge of the Trustee or its property; or

                   (4)  the Trustee becomes incapable of acting.

                   If the Trustee resigns or is removed or if a va-cancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Securities shall promptly appoint a successor Trustee.

                   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appoint-ment of a successor Trustee.

                   If the Trustee after written request by any Securi-tyholder who has been a Securityholder for at least six months fails to comply with Section 6.10, such Securityholder may petition any court of competent jurisdiction for the re-moval of the Trustee and the appointment of a successor Trustee.

                   A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retir-ing Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a no-tice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien pro-vided for in Section 6.5. Notwithstanding replacement of the Trustee pursuant to this Section 6.8, the Company's obliga-tions under Section 6.5 hereof shall continue for the benefit of the retiring Trustee.

                   Section 6.9.  Successor Trustee by Merger, etc.

                   If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corpora-tion without any further act shall be the successor Trustee;










         provided, however, such successor Trustee must satisfy the requirements of Section 6.10.

                   Section 6.10.  Eligibility.

                   There shall at all times be a Trustee (or successor Trustee) hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exer-cise corporate trust powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condi-tion.

                   Section 6.11.  Appointment of Co-Trustee.

                   If the Trustee deems it necessary or desirable in connection with its interest in the Collateral and the en-forcement of the Security Documents, the Trustee may appoint a Co-Trustee with such powers of the Trustee as may be desig-nated by the Trustee at the time of such appointment.

                   Section 6.12.  Reports by Trustee to Holders.

                   (a) Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders, in the manner and to the extent required by TIA Section 313(c), a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
         Section 313(c).

                   (b) Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Com-pany shall promptly notify the Trustee when the Securities are listed on any stock exchange.

                   Section 6.13. Preferential Collection of Claims Against Company.

                   The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
         Section 311(a) to the extent indicated therein.












                   Section 6.14.  Communication by Holders with Other
         Holders.

                   Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
         Section 312(c).


                                   ARTICLE 7
                                   AMENDMENTS

                   Section 7.1.  Without Consent of Holders.

                   The Company and the Trustee may amend this Inden-ture or the Securities without the consent of any Security-holder:

                   (1) to cure any ambiguity, defect or inconsis-tency;

                   (2) to comply with any requirements of the SEC in connection with the qualification of this Indenture un-der the TIA as then in effect;

                   (3) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be nec-essary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursu-ant to the requirements of Section 6.11;

                   (4) to provide for uncertificated Securities in addition to certificated Securities; or

                   (5) to make any change that does not adversely af-fect the legal rights of any Securityholder hereunder.

                   Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such Sup-plemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.5 hereof, the Trustee shall join with the Company in the execution of any Supplemental Indenture authorized or permitted by the terms of this Inden-ture and to make any further appropriate agreements and stip-ulations which may be therein contained, but the Trustee












         shall not be obligated to enter into such Supplemental Inden-ture which affects its own rights, duties or immunities under this Indenture or otherwise.

                   Section 7.2.  With Consent of Holders.

                   Subject to the provisions of Section 5.7 and this
         Section 7.2, the Company and the Trustee may amend or supple-ment this Indenture or the Securities with the written con-sent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Sec-tion 5.7 and the provisions of this Section 7.2, the Holders of a majority in principal amount of the Securities then out-standing may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities may, waive compliance in a par-ticular instance by the Company with any provision of this Indenture or the Securities, except those provisions affect-ing the Trustee's own rights, duties and immunities, unless the Trustee expressly consents, in its sole discretion, in writing.

                   Notwithstanding the first paragraph of this Section 7.2, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

                   (1) reduce the rate of or change the time of or payment of interest, including default interest, on any Security;

                   (2) reduce the principal of or redemption premium applicable to, or change the fixed maturity of any Secu-rity or alter the redemption provisions with respect thereto;

                   (3) make any Security payable in money other than that stated in the Security;

                   (4) make any change in Section 4.12, 5.2, 5.4, 5.5, 5.6, 5.7 or 7.2 hereof; or

                   (5) waive a Default in the payment of principal of, premium, if any, or interest on, or redemption pay-ment with respect to, any Security.

                   Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such Sup-plemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in










         Section 7.5 hereof, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, du-ties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

                   It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                   After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture. If requested by any Holder the Trustee will mail a copy of any Supplemental In-denture to such Holder.

                   Section 7.3.  Revocation and Effect of Consents.

                   Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if nota-tion of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. If an amendment or waiver becomes effective, it thereafter binds every Securityholder in accordance with its terms.

                   Section 7.4.  Notation on or Exchange of Securi-
                                 ties.

                   If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in ex-change for the Security shall issue and the Trustee shall au-thenticate a new Security that reflects the changed terms.










         Failure to make the appropriate notation or issue a new Secu-rity shall not affect the validity and effect of such amend-ment, supplement or waiver.

                   Section 7.5.  Trustee to Sign Amendments, etc.

                   The Trustee shall sign any amendment, waiver or Supplemental Indenture authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, du-ties, liabilities or immunities of the Trustee. If it does the Trustee may, but need not, sign it. In signing or refus-ing to sign such amendment, waiver or Supplemental Indenture, the Trustee shall be entitled to receive and, subject to Sec-tion 7.1, shall be fully protected in relying upon, an Offic-ers' Certificate and an Opinion of Counsel as conclusive evi-dence that such amendment, waiver or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment, waiver or Supplemental Indenture until the Board Of Directors approves it.


                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

                   Section 8.1.  Termination of Company's Obligations.

                   (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section
         6.5 and the Company's, the Trustee's and the Paying Agent's obligations under Section 8.3 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Se-curities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable here-under.

                   (b) In addition, the Company may terminate its ob-ligations under the Securities and this Indenture if:

                        (i) the Company has irrevocably deposited in trust for the benefit of the Holders with the Trustee or (at the option of the Trustee) with a trustee reasonably satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and sub-stance satisfactory to the Trustee at any time prior to the stated maturity of the Securities or the date of re-demption of all of the Outstanding Securities, money or U.S. Government Obligations maturing as to principal and










              interest in such amounts and at such times as are suffi-cient (in the reasonable opinion of a nationally recog-nized firm of independent accountants expressed in a writ-ten certificate thereof delivered to the Trustee, without consideration of the reinvestment of such interest) to pay principal of and interest on the Outstanding Securities (other than Securities replaced pursuant to Section 2.8) to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the pro-ceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably in-structed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

                       (ii) the Company delivers to the Trustee an Of-ficers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and dis-charge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                      (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or as a result thereof;

                       (iv) the Company shall have delivered to the Trustee (A) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize in-come, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this clause (b) and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised or (2) an Opinion of Counsel to the same effect as the ruling described in clause (1), accompanied by a ruling to that effect published by the Internal Rev-enue Service, and (B) an Opinion of Counsel to the effect that (1) after the passage of 90 days following the de-posit, the trust funds will not be subject to the prefer-ence provisions of Section 547 of Title 11 of the United States Code (except that no opinion need be given with re-spect to the application of subsection (b)(4)(b) thereof), or (2) (x) the Trustee will hold, for the benefit of the Holders of Securities, a valid and perfected security in-terest in such trust funds, and (y) the Holders of Securi-ties will be entitled to receive adequate protection of











              their interests in such trust funds if such trust funds are used; and

                        (v) the exercise by the Company of its option under this clause (b) shall not cause the Trustee to have a conflicting interest as defined in Section 6.10 or for purposes of the TIA with respect to any securities of the Company.

                   (c) Notwithstanding the foregoing paragraph (b), prior to the end of the 90-day period following the deposit re-ferred to above, none of the Company's obligations under this Indenture shall be discharged and, subsequent to the end of such 90-day period the Company's respective obligations under Sections 2.2, 2.4, 2.5, 2.8, 2.11, 4.1, 4.2, 4.12, 4.18, 6.5,
         6.8, 8.3 and 8.4 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's and the Trustee's obligations in Sections 6.5, 8.3 and 8.4 shall sur-vive.

                   (d)  After such irrevocable deposit made pursuant to
         Section 8.1(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                   (e) In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money.

                   Section 8.2  Application of Trust Money.

                   The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1(b) here-of. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accor-dance with this Indenture to the payment of principal of and interest on the Securities.

                   Section 8.3.  Repayment to the Company.

                   (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or se-curities held by them at any time after the termination of the Company's obligations in accordance with Section 8.1.











                   (b) The Trustee and the Paying Agent shall pay to the Company, upon written request, any money held by them for the payment of principal or interest that remains unclaimed for two years and six months after the date upon which such payment shall have become due; provided, however, that the Company shall have caused notice of such payment to be mailed to each Holder entitled thereto not less than 30 days prior to such re-payment. After payment to the Company, the Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law desig-nates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                   Section 8.4.  Reinstatement.

                   If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section
         8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Com-pany's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had oc-curred pursuant to Section 8.1(b) until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the rein-statement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        MEETINGS OF HOLDERS OF SECURITIES

                   Section 9.1.  Purposes of Meetings.

                   A meeting of Holders of Securities may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

                   (a) to give any notice to the Company or to the Trustee, or to give any direction to the Trustee, or to waive any non-performance hereunder, and its consequences, or to take any other action authorized to be taken by Holders of Securi-ties pursuant to any of the provisions of this Indenture;

                   (b) to remove the Trustee pursuant to the provisions of Section 6.8;










                   (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
         Article 7.

                   (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate prin-cipal amount of the Securities under any other provision of this Indenture or under applicable law.

                   Section 9.2.  Call of Meetings by Trustee.

                   The Trustee may at any time call a meeting of Holders of Securities to take any action specified in Section 9.1, to be held at such time and at such place in the State of New York, as the Trustee shall determine. Notice of each meeting of the Holders of Securities, setting forth the time and the place of such meeting and, in general terms, the action pro-posed to be taken at such meeting, shall be mailed by the Trustee to the Holders of the Securities, not less than 20 nor more than 60 days prior to the date fixed for the meeting, at their last addresses as they shall appear on the register of the Securities.

                   Section 9.3.  Call of Meetings by Company or Security
         Holders.

                   If any at time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least twenty-five percent in aggregate principal amount of the Securities them outstanding, shall have requested the Trustee to call a meeting of Holders of Securities to take any action authorized in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty days after receipt of such request, then the Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the State of New York for such meeting, and may call such meeting by mailing notice thereof as provided in Section 9.2.

                   Section 9.4.  Persons Entitled to Vote at Meeting.

                   To be entitled to vote at any meeting of Holders of Securities, a person shall (a) be a Holder of Securities or (b) be a person appointed by an instrument in writing as proxy by a Holder of Securities. The only persons who shall be entitled to be present or speak at any meeting of the Holders of the Securities shall be the persons entitled to vote at such meet-ing and their counsel and any representatives of the Company and its counsel.










                   Section 9.5.  Regulations for Meeting.

                   Notwithstanding any other provisions of this Inden-ture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities in regard to the appointment of proxies, the proof of the holding of Securities, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote, and such other matters concern-ing the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 9.6 and the appointment of any proxy shall be proved in the manner specified in such Section 9.6 or by having the signature of the person executing the proxy witnessed or guar-anteed by any bank, banker, trust company or New York Stock Exchange, Inc. member firm satisfactory to the Trustee.

                   The Trustee shall, by an instrument in writing, ap-point a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Se-curities as provided in Section 9.3, in which case the Company or the Holders of the Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman, and a permanent chairman and a permanent secretary of the meet-ing shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

                   At any meeting of Holders of Securities, the presence of persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority in ag-gregate principal amount of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

                   Section 9.6. Proof of Execution of Instruments and of Holding of Securities.

                   Proof of the execution of any instrument by a Holder of Securities or his or her agent or proxy and proof of the holding by any Person of any of the Securities shall be suf-ficient if made in the following manner;

                   (1) The fact and date of the execution by any such Person of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction










              authorized to take acknowledgements of deeds to be re-corded in such jurisdiction that the Person executing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Such certificate or affidavit shall constitute sufficient proof of the authority of the Person executing any instru-ment in cases where Securities are not held by Persons in their individual capacities.

                   (2) The fact and date of execution of any such in-strument may also be proved in any other manner which the Trustee deems sufficient.

                   (3) The ownership of Securities shall be proved by the register of the Securities or by a certificate of the Registrar.

                   (4) The Trustee shall not be bound to recognize any Person as a Securityholder unless his or her title to any Security is proved in the manner provided in this Section 9.6.

                   The Trustee may require such additional proof of any matter referred to in this Section 9.06 as it shall deem nec-essary.


                                    ARTICLE 10
                                  MISCELLANEOUS

                   Section 10.1.  Conflict with Trust Indenture Act.

                   If any provision hereof limits, qualifies or con-flicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision of the TIA shall control.

                   Section 10.2.  Notices.

                   Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certi-fied, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's ad-dress:













                   If to the Company:

                        Sassco Fashions, Ltd.
                        77 Metro Way
                        Secaucus, New Jersey  07094
                        Attention:  President
                        Telecopier No.:  (201) 583-8860

                   If to the Trustee:

                        IBJ Schroder Bank & Trust Company
                        One State Street
                        New York, New York  10004
                        Attention:  Corporate Trust Department
                        Re:  Sassco Fashions, Ltd.
                        Telecopier No.:  (212) 858-2952

                   The Company or the Trustee, by notice to the other, may designate additional or different addresses for subse-quent notices or communications.

                   All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally deliv-ered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Busi-ness Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                   Any notice or communication to a Securityholder shall be mailed by first-class mail certified or registered, return receipt requested, to his address shown on the regis-ter kept by the Registrar or telecopied to his number, if any, shown on the register kept by the Registrar for that purpose. Failure to mail a notice or communication to a Se-curityholder or any defect in it shall not affect its suf-ficiency with respect to other Securityholders.

                   If a notice or communication is mailed to a Securi-tyholder in the manner provided above within the time pre-scribed, it is duly given, whether or not the addressee re-ceives it.

                   If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.













                   Section 10.3.  Table of Contents, Headings, etc.

                   The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for conve-nience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                   Section 10.4.  Certificate and Opinion as to
                                  Conditions Precedent.

                   Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Com-pany shall furnish to the Trustee an Officers' Certificate (which shall include the statements set forth in Section 9.6) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Inden-ture relating to the proposed action have been complied with.

                   Section 10.5.  Statements Required in Certificate.

                   Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                   (1) a statement that the Person making such cer-tificate or opinion has read such covenant or condition;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (3) a statement that, in the opinion of such Per-son, he has made such examination or investigation as is necessary to entitle him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (4) a statement as to whether or not, in the opin-ion of such Person, such condition or covenant has been complied with.

                   Section 10.6.  Rules by Trustee and Agents.

                   The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable require-ments for its functions.











                   Section 10.7.  Legal Holidays.

                   If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holi-day, and interest shall accrue for the intervening period.

                   Section 10.8.  No Recourse Against Others.

                   A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any Obli-gations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by ac-cepting a Security waives and releases all such liability.

                   Section 10.9.  Governing Law; Submission to
                                  Jurisdiction.

                   (1) The laws of the State of New York shall govern and be used to construe this Indenture and the Securities.

                   (2) The Company hereby expressly and irrevocably agrees and consents that any suit, action or proceeding aris-ing out of or relating to this Indenture, the Securities and the transactions contemplated herein may be instituted by the Trustee or any Holder in any State or Federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Inden-ture, the Securities, the Company expressly waives any objec-tion that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or pro-ceeding, and irrevocably submits generally and uncondition-ally to the jurisdiction of any such court in any such suit, action or proceeding.

                   (3) The Company agrees that service of process may be made on the Company by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to the address of the Company speci-fied in or pursuant to Section 9.3, or by any other method of service provided for under the applicable laws in effect in the State of New York.

                   (4) Nothing contained in subsection (2) or (3) hereof shall preclude the Trustee or any Holder from bringing any suit, action or proceeding arising out of or relating to this Indenture, the Securities or the transactions contem-plated herein in the courts of any place where the Company or











         any of the Company's property or assets may be found or lo-cated or any other place where jurisdiction may otherwise be obtained.

                   Section 10.10. No Adverse Integration of Other
                                  Agreements.

                   This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsid-iary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                   Section 10.11.  Successors.

                   All agreements of the Trustee in this Indenture shall bind its successor. All rights of the Securityholders granted hereunder shall inure to the benefit of their succes-sors.

                   Section 10.12.  Severability.

                   In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provi-sions shall not in any way be affected or impaired thereby.

                   Section 10.13.  Counterpart Originals.

                   The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                   Section 10.14.  Accounting Terms.

                   All accounting terms not specifically defined here-in shall be construed in accordance with GAAP, consistently applied. Where any accounting determination or calculation is required to be made under this Agreement, such determina-tion or calculation (unless otherwise provided) will be made in accordance with GAAP, consistently applied, except that if because of a change in GAAP, the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calcu-lation will continue to be made in accordance with the Com-pany's previous accounting methods or policy. Unless other-wise specified herein, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.











                   Section 10.15.  Transfers of Securities.

                   Except as otherwise permitted under Bankruptcy Law, until such time as Securities shall be registered pursuant to a registration statement filed under the Securities Act and said Securities shall be transferred pursuant to the terms of an effective registration statement, such Securities shall bear a legend to that effect, and transfer of such legended Securities shall be subject to the Company and the Trustee receiving a representation from the prospective purchaser, reasonably satisfactory in form and substance to the Company and to the Trustee, that such prospective purchaser is ac-quiring the Securities for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling such Securities.



                                    SASSCO FASHIONS, LTD.


                                    By: /s/ Arthur S. Levine
                                       Title: Chief Executive Officer



                                    IBJ SCHRODER BANK & TRUST COMPANY,
                                    as Trustee


                                    By: /s/ Barbara McCluskey
                                       Title: Vice President



























                                   EXHIBIT A


                              (Face of Securities)


                             SASSCO FASHIONS, LTD.

                         12.75% Senior Notes, Due 2004


                   SASSCO FASHIONS, LTD., a corporation organized and
              existing under the laws of the State of Delaware, prom-
              ises to pay to               or registered assigns the
              principal sum of         Dollars on March 31, 2004 as
              set forth herein.

              Interest Payment Dates: September 30, 1997 and each March 31 and September 30 thereafter.

              Record Dates: September 1, 1997, and each September 1 and March 1 thereafter.

              Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                       SASSCO FASHIONS, LTD.


                                       By:
                                          Title:


                                       Attest:


         [SEAL]
                                       By:
                                          Title:







         Dated:
         Certificate of Authentication:
         This is one of the Securities
         referred to in the within-
         mentioned Indenture.



         IBJ SCHRODER BANK & TRUST COMPANY,
         as Trustee



         By:
            Authorized Officer







                              (Back of Securities)

                             SASSCO FASHIONS, LTD.

                         12.75% Senior Notes, Due 2004


                   1. Interest. Sassco Fashions, Ltd., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security from June 4, 1997 (the "Issue Date") until maturity at the interest rate of 12.75% per annum, payable as set forth in paragraph 2.

                   The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, as defined in the Indenture) on overdue principal at the rate equal to 14.75% per annum; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
         Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                   2. Method of Payment. The Company shall pay in-terest (i) in arrears on September 30, 1997 to the holders of record of this Security ("Holders") at the close of business on September 1, 1997, and (ii) semiannually in arrears on each March 31 and September 30, to the Holders at the close of business on the March 1 and September 1 next preceding the interest payment date, commencing March 31, 1998. Interest shall initially accrue from the date of issuance of this Se-curity, and the first interest payment date will be September 30, 1997. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date for the next interest payment date even though Securi-ties are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and, except as set forth below, interest by check payable in such money.

                   3.  Paying Agent and Registrar.  IBJ Schroder Bank
         & Trust Company, as Trustee (the "Trustee"), shall act as
         Paying Agent and Registrar. The Company may change any Pay-ing Agent, Co-Paying Agent, Registrar or Co-Registrar without







         prior notice. The Company or any of its subsidiaries may act in any such capacity.

                   4. Indenture. The Company issued the Securities under an Indenture dated as of June 4, 1997 (the "Indenture") among the Company and the Trustee. The terms of the Securi-ties include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to, and quali-fied by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are gen-eral obligations of the Company limited to $110,000,000 in original aggregate principal amount.

                   5. Optional Redemption. Commencing on January 1, 2000, the Company may redeem all or any portion of the Secu-rities, at the redemption prices set forth in the Indenture, together with accrued interest to the date of such redemption on the principal amount of Securities redeemed. In addition, prior to January 1, 2000, the Company may redeem up to a specified percentage of the Securities at a specified redemp-tion price, from the net proceeds of one or more public eq-uity offerings, as set forth in the Indenture.

                   6. Repurchase Upon Change of Control. If at any time a Change of Control occurs, the Company shall be re-quired to offer to repurchase all outstanding Securities at a price equal to 101% of the outstanding principal amount thereof plus accrued interest thereon to the date of repur-chase of such Securities. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase from the Company prior to any related re-purchase date, and may elect to have such Securities repur-chased by complying with the instructions issued by the Com-pany in respect of such repurchase pursuant to Section 4.12 of the Indenture.

                   7. Notice of Redemption. Notice of redemption pursuant to paragraph 5 of this Security shall be mailed at least 30 days but no more than 60 days before the redemption date to each Holder to be redeemed at his registered address. Securities in denominations larger than $1,000 may be re-deemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Securities, the Securities shall be chosen for redemption by the Trustee, generally pro rata, by lot or other method authorized in the Indenture. On and after the redemption date interest ceases







         to accrue on Securities or portions of them called for re-demption.

                   If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest shall be paid to the person in whose name this Security is registered at the close of business on such record date.

                   8. Denominations, Transfer, Exchange. Subject to certain exceptions set forth in the Indenture, the Securities are in registered form without coupons in denominations of $100 and integral multiples thereof. The transfer of Securi-ties may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Hold-er, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not ex-change or register the transfer of any Securities for a pe-riod of 15 days before a selection of Securities to be re-deemed.

                   9. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

                   10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default may be waived with the consent of the Hold-ers of at least a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder.

                   11. Defaults and Remedies. An Event of Default is: default for Five Business Days in payment of interest on the Securities; default in payment of principal on the Secu-rities; failure by the Company to comply with certain of its agreements in the Indenture or the Securities; failure by the Company for a specified number of days after notice to it to comply with any of its other agreements in the Indenture or the Securities; certain breaches of representations and war-ranties; certain defaults in payment of other indebtedness of the Company and certain of its Subsidiaries; certain final







         judgments which remain undischarged; certain events of bank-ruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may de-clare the principal amount of the Securities to be due and payable immediately. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the In-denture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power.

                   12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years and six months, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Security holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                   13. Discharge Prior to Redemption or Maturity. If the Company deposits with the Trustee money or U.S. Govern-ment Obligations sufficient to pay principal of, premium, if any, and accrued interest on the Notes to redemption or matu-rity, the Company will be discharged from the Indenture and the Securities, except for certain sections thereof.

                   14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for any obligor on the Securities or its Affiliates, and may otherwise deal with each such obligor or its Affiliates, as if it were not Trustee.

                   15. No Recourse Against Others. A director, of-ficer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company un-der the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consider-ation for the issue of the Securities.







                   16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                   17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entire-ties), JT TEN (= joint tenants with right of survivor-ship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.) Terms defined in the Indenture and not otherwise defined in this Security have the meanings set forth in the Indenture.

                   18. Indenture. Each Holder, by accepting a Secu-rity, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                   19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identifica-tion Procedures, the Company may cause CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as con-tained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

                   The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Sassco Fashions, Ltd., 77 Metro Way, Secau-cus, New Jersey 07094, Attention: President.







                                ASSIGNMENT FORM


                   To assign this Security, fill in the form below:
         (I) or (we) assign and transfer this Security to


              (insert assignee's social security or tax I.D. no.)








                   (Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


         Date:                Your signature:


              (Sign exactly as your name appears on the other side
                               of this Security)



         Signature Guaranty: